UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 03, 2023

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fitzwilliam Court 1st Floor Leeson Close
Dublin 2, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Constitution

Effective as of May 03, 2023, Iterum Therapeutics plc (the "Company"), amended its constitution (the “Amended and Restated Constitution”) following approval by its shareholders at its annual general meeting (the “AGM”) of a proposal to increase the Company’s authorized share capital from $1,200,000 to $1,800,000 by the creation of an additional 60,000,000 ordinary shares.

A copy of the Amended and Restated Constitution is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2023, the Company held its AGM, at which the Company’s shareholders voted on the following proposals, each of which is described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 16, 2022.

Proposal No. 1: Election of Directors. The shareholders elected, by separate resolutions, Beth P. Hecht and Michael W. Dunne to the Company’s board of directors as Class II directors, each to serve for a three-year term expiring at the Company's 2026 annual general meeting of shareholders. The results of the shareholders’ vote for the election of such Class II directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Beth P. Hecht	1,513,418	1,108,371	147,135	3,160,411
Michael W. Dunne	1,651,223	974,083	143,618	3,160,411

Proposal No. 2: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for 2023 and Authorization of the Board of Directors to Approve the Remuneration of the Independent Registered Public Accounting Firm. The shareholders ratified, in a non-binding vote, the appointment of KPMG as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2023 and authorized the Company’s board of directors, acting through its audit committee, to set the independent registered public accounting firm’s remuneration. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,858,102	890,901	180,332	*

Proposal No. 3: Authorized Share Capital Increase Proposal. The shareholders approved an increase in the authorized share capital of the Company from $1,200,000 to $1,800,000 by the creation of an additional 60,000,000 ordinary shares. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
3,561,641	2,340,718	26,976	*

Proposal No. 4: Directors’ Allotment Authority Proposal. The shareholders approved the grant to the board of directors of an updated authority under Irish law to allot and issue shares, warrants, convertible instruments and options. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
3,525,626	2,272,868	130,841	*

Proposal No. 5: Pre-emption Rights Opt-out Proposal. The shareholders did not approve the grant to the board of directors of an updated authority under Irish law to issue shares (including rights to acquire shares) for cash without first offering those shares to existing shareholders under pre-emptive rights that would otherwise apply to the issuance. This proposal required the affirmative vote of the holders of ordinary shares representing at least 75% of the votes cast on the matter to be approved. The results of the shareholders’ vote were as follows:

For	Against	Abstain	Broker Non-Votes
3,533,047	2,253,018	143,270	*

* No broker non-votes arose in connection with Proposals 2, 3, 4 or 5, due to the fact each matter was considered "routine" under New York Stock Exchange rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Constitution of Iterum Therapeutics plc
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	May 4, 2023	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer